Exhibit 99.1

Apimeds Pharmaceuticals Receives Notice from NYSE Regulation Regarding Late Filing of Annual Report

Matawan, N.J. April 22, 2026 -- (NYSE American: APUS) Apimeds Pharmaceuticals US, Inc. (the “Company”),  today announced that on April 17, 2026, it received a notice of non-compliance (the “Notice”) with the continued listing standards set forth in Section 1007 of the Company Guide of NYSE American LLC (“NYSE American”). The Notice was issued in connection with the Company’s failure to timely file its Form 10-K for the fiscal year ended December 31, 2025 (the “Form 10-K”) with the Securities and Exchange Commission (the “SEC”).

As disclosed in a Form 12b-25 filed with the SEC on March 31, 2026, the Company was unable to file the Form 10-K within the prescribed time period without unreasonable effort or expense due to (i) the continued preparation and finalization of the Company’s financial statements for the fourth quarter and fiscal year ended December 31, 2025, and (ii) the additional time required for the Company’s independent registered public accounting firm to complete its audit procedures. The Company expects to file the Form 10-K by April 30, 2026. While the Company is making substantial progress toward completion, there can be no assurance that the Form 10-K will be filed by such date.

The Company’s common stock will continue to be listed on the NYSE American under the ticker symbol “APUS” while it attempts to regain compliance with the listing standard noted, but will have an added designation of “.LF” to signify the Company’s late filing status, which will remain in place until the Company regains compliance with the applicable listing standard. The April 2, 2026, trading halt on the Company’s common stock remains in effect and is not currently affected by the receipt of the Notice.

NYSE Regulation, which monitors whether an issuer listed on the NYSE American has timely filed its annual and interim reports with the SEC, has informed the Company that during the period ending on October 15, 2026 (the “Initial Cure Period”), the NYSE American will monitor the Company and the status of the Form 10-K and any subsequent annual or quarterly report that the Company fails to file by the applicable due date (“Subsequent Reports”) until the Form 10-K has been filed with the SEC. If the Company fails to file the Form 10-K and any Subsequent Reports within the Initial Cure Period, the NYSE American may, in the NYSE American’s sole discretion, allow the Company’s securities to be traded for up to an additional six-month period (the “Additional Cure Period”) depending on the Company’s specific circumstances. NYSE Regulation has informed the Company that if the NYSE American determines that an Additional Cure Period is not appropriate, suspension and delisting procedures will commence in accordance with the procedures set out in Section 1010 of the Company Guide. The NYSE American may, in its sole discretion, decide (i) not to afford the Company any Initial Cure Period or Additional Cure Period, as the case may be, at all or (ii) at any time during the Initial Cure Period or Additional Cure Period, to truncate the Initial Cure Period or Additional Cure Period, as the case may be, and immediately commence suspension and delisting procedures if the Company is subject to delisting pursuant to any other provision of the Company Guide, including if the NYSE American believes, in the NYSE American’s sole discretion, that continued listing and trading of the Company’s securities on the NYSE American is inadvisable or unwarranted in accordance with Sections 1001-1006 of the Company Guide.

The Company is making this announcement in compliance with Section 1007 of the Company Guide, which requires prompt disclosure of receipt of the Notice. The Notice also requires the Company to speak to the NYSE American within five days of the receipt of the Notice, which the Company will do.

Forward-Looking Statements

This release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements in this release may include, without limitation, statements regarding the Company’s ability to successfully remediate the deficiencies cited by the NYSE American and regain compliance with the NYSE American’s continued listing standards and remain listed on the NYSE American; other matters that involve known or unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to differ materially from results expressed or implied by this release. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and market trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. These risk factors and others are included from time to time in documents we file with the SEC, including but not limited to, our Form 10-K’s, Form 10-Q’s and Form 8-K’s. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Accordingly, you should not place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

MEDIA CONTACTS

Email: ceo@mindwavedao.com